Exhibit 99.4

Email to Mersana collaborators:

Dear [Name],

This morning, Mersana announced that it has entered into a definitive merger agreement with Day One Biopharmaceuticals, Inc. (Day One). Please see the attached press release for more details.

We are excited that Day One, a company who creatively and intentionally develops new medicines for people of all ages with life-threatening diseases recognizes the value that Mersana has created. The acquisition is expected to close by the end of January 2026. Until then, Mersana will continue to support our collaboration, and you will continue to work with the same Mersana points of contact.

We very much appreciate our partnership, and we look forward to continuing our collaboration.

Best,

[NAME]

Important Information for Investors and Stockholders and Where to Find It

The tender offer referenced in this communication has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Day One Biopharmaceuticals, Inc. (“Day One”) and its subsidiary (“Merger Sub”) will file with the Securities and Exchange Commission (“SEC”). The solicitation and offer to buy outstanding shares of common stock of Mersana Therapeutics, Inc. (“Mersana”) will only be made pursuant to the tender offer materials that Day One and Merger Sub intend to file with the SEC. At the time the tender offer is commenced, Day One and Merger Sub will file tender offer materials on Schedule TO and Mersana will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. MERSANA’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS), AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME), WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL EACH CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER AND PROPOSED MERGER THAT MERSANA’S STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The Schedule TO, including the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents and the Solicitation/Recommendation Statement on Schedule 14d-9, will be made available to all of Mersana’s stockholders at no expense to them and will also be made available for free at the SEC’s website at www.sec.gov. Additional copies of the tender offer materials filed by Mersana may be obtained for free at Mersana’s website at https://www.mersana.com/ or by contacting Mersana’s Secretary at legal@mersana.com. Additional copies of the tender offer materials filed by Day One and Merger Sub may be obtained for free under the “SEC Filings” section of Day One’s website at https://ir.dayonebio.com/financials-and-filings/sec-filings. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents and the Solicitation/Recommendation Statement on Schedule 14D-9, Mersana and Day One each file annual, quarterly and current reports and other information with the SEC, which are available to the public over the internet at the SEC’s website at http://www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements

This communication contains “forward-looking” statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those implied by the forward-looking statements. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this communication include, but are not limited to, statements regarding the proposed transactions between Day One and Mersana, including the tender offer and merger, the expected timetable for completing the proposed transactions, the potential benefits of the transactions, the potential consideration amount from the proposed transactions and the terms of the merger agreement and contingent value rights agreement, future opportunities for the combined company and any other statements about Mersana’s management’s future expectations, beliefs, goals, plans or prospects. Mersana may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including, among other things, the risk that the proposed transactions may not be completed in a timely manner, or at all, which may adversely affect Mersana’s business and the price of its common stock; the possibility that various closing conditions of the tender offer or the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities; uncertainty regarding how many of Mersana’s stockholders will tender their shares in the tender offer; the risk that competing offers or acquisition proposals will be made; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement and the transactions; uncertainty as to the ultimate transaction costs; the possibility that milestone payments related to the contingent value right will never be achieved and that no milestone payments may be made; the effect of the announcement or pendency of the proposed transactions on Mersana’s trading price, business, operating results and relationships with collaborators, vendors, competitors and others; risks that the proposed transactions or transaction-related uncertainty may disrupt Mersana’s current plans and business operations; potential difficulties retaining employees as a result of the proposed transactions; risks related to the diverting of management’s attention from Mersana’s ongoing business operations; the risk that stockholder litigation or legal proceedings in connection with the proposed transactions may result in significant costs of defense, indemnification and liability, or present risks to the timing or certainty of the closing of the proposed transactions; the outcome of any stockholder litigation or legal proceedings that may be instituted against Mersana related to the merger agreement or the proposed transactions; changes in Mersana’s businesses during the period between announcement and closing of the proposed transactions; risks and uncertainties associated with development and regulatory approval of product candidates; risks associated with conducting clinical trials; Mersana’s ability to finance continued operations; Mersana’s competitive position; uncertainties pertaining to other business effects, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates and changes in tax and other laws, regulations, rates and policies; and other risks and uncertainties, any of which could cause Mersana’s actual results to differ from those contained in the forward-looking statements, that are described in greater detail in the section entitled “Risk Factors” in Mersana’s Quarterly Report on Form 10-Q for the period ended June 30, 2025 filed with the SEC on August 13, 2025, as well as in other filings Mersana may make with the SEC in the future and in the Schedule TO and related tender offer documents to be filed by Day One. Any forward-looking statements contained in this communication speak only as of the date hereof, and Mersana does not undertake and expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.